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                                EXHIBIT NO. 2.1


          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                   OF INTEGRATED SYSTEMS INTERNATIONAL, INC.





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            FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         JUN 20 2000
        NO. C 17068-98
       /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE


                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                     Integrated Systems International, Inc.


         The undersigned, being the President and the Secretary of Integrated Systems International, Inc., (the "Corporation"), do hereby certify and set forth:

         1. Article FIRST of the Certificate of Incorporation is hereby amended as follows:

         The name of the corporation is:

              PLANET SWEEP, INC.

         2. This Amendment of the Certificate of Incorporation of the Corporation was authorized by the Written Consent of the Stockholders of the Corporation in Lieu of Meeting as authorized by Section 78.320 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the undersigned have signed this Certificate this 16th day of June, 2000, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                           /s/ MICHAEL SCHENKEIN
                                           -------------------------------------
                                           Michael Schenkein
                                           President

                                           /s/ ANDREW L. SCHWAB
                                           -------------------------------------
                                           Andrew L. Schwab
                                           Secretary